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                                                                     EXHIBIT 5.1


                          BERMAN WOLFE & RENNERT, P.A.
                            ATTORNEYS AND COUNSELORS
                    NATIONSBANK TOWER AT INTERNATIONAL PLACE
                    100 SOUTHEAST SECOND STREET, 35TH FLOOR
                           MIAMI, FLORIDA 33131-2130

CHARLES J. RENNERT                                          PHONE (305) 577-4177
                                                              FAX (305) 373-6036






DIDAX INC.
4501 Daly Drive, Suite 103
Chantilly, VA 20151


         Re:      DIDAX INC.
                  SEC File No. 333-25937


Gentlemen:

         We have acted as counsel to DIDAX INC., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of the following securities registered on a Form SB-2 Registration Statement, SEC File No. 333-25937 (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"):

         1.       2,000,000 shares of Common Stock, $.01 par value;

         2.       2,000,000 Purchase Warrants;

         3. 2,000,000 shares of Common Stock, to be issued upon exercise of the Purchase Warrants;

         4. 300,000 shares of Common Stock, to be issued upon exercise of the over-allotment option;

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DIDAX INC
June 6, 1997
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         5.       300,000 Purchase Warrants, to be issued upon exercise of the over-allotment option;

         6. 300,000 shares of Common Stock, to be issued upon exercise of the Purchase Warrants issuable upon exercise of the over-allotment option;

         7. 200,000 Common Stock Representative Warrants ("RPCs"), to be issued and sold to Barron Chase Securities, Inc. (the "Representative"), each RPC entitling the holder thereof to purchase one share of Common Stock;

         8. 200,000 shares of Common Stock to be issued upon exercise of the RPCs;

         9. 200,000 Warrant Representative Warrants ("RPWs"), to be issued and sold to the Representative, each RPW entitling the holder thereof to purchase one Purchase Warrant;

         10. 200,000 Representative Underlying Warrants ("RUPWs") to be issued upon exercise of the RPWs; and

         11. 200,000 shares of Common Stock to be issued upon exercise of the RUPWs.

         In rendering the opinion expressed herein, we have examined the following documents and instruments:

         1. The Registration Statement, the exhibits filed in connection therewith, and the form of Prospectus contained therein;

         2. The Company's Certificate of Incorporation, as amended, as certified by the Secretary of State of the state of Delaware;

         3. The Company's Bylaws, as amended, as certified by the Secretary of the Company; and

         4. The Unanimous Written Consent of the Board of Directors of the Company dated as of April 25, 1997 authorizing the issuance and sale of the Company's securities pursuant to the terms contained in the Registration Statement.
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DIDAX INC
June 6, 1997
Page 3


         We have examined originals or copies, identified to our satisfaction, of such certificates, agreements and assurances as we considered necessary for the purposes of rendering the opinion hereinafter expressed.

         We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

         Based on the foregoing, it is our opinion that:

         After the Commission has declared the Registration Statement to be effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Company's securities covered by the Registration Statement, upon receipt of payment therefor, will constitute legally issued securities of the Company, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Prospectus under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            BERMAN WOLFE & RENNERT, P.A.



                                            By:/s/ CHARLES J. RENNERT
                                               -------------------------
                                               Charles J. Rennert
CJR:ss